EXHIBIT 2.5

                          ARTICLES OF INCORPORATION OF
                              MACTAY INVESTMENT CO.

I, the undersigned, Gordon MacManus, over the age of twenty-one years, acting as incorporator of a corporation under the Wyoming Business Corporation Act, adopt the following Articles of Incorporation:

                                       I.

              The name of the corporation is MacTAY Investment Co.


                                       II.

      The period of its duration is perpetual unless otherwise voluntarily terminated by the corporation.


                                      III.

The purpose for which the corporation is organized is to have unlimited power to engage in and to do any lawful act concerning any or all lawful businesses for which corporations may be organized under the Wyoming Business Corporation Act.


                                       IV.

  The aggregate number of shares which the corporation shall have authority to issue is five hundred, common only, having a part value of $100.00 per share.


                                       V.

  The corporation will not commence business until consideration of a value of at least $500.00 has been received for the issuance of shares.


                                       VI.

 The address of the corporation's initial registered office shall be 2321 Drake
  Place, Casper, Wyoming, and the initial registered agent at such address is
                                Gordon MacManus.


                                      VII.

  There shall be three directors constituting the initial board of directors, and the persons designed to serve as such directors until the first annual meeting of shareholders or until their successors are elected and qualified are:
             Gordon MacManus, Leona MacManus and Donald E. Chapin.


                                     VIII.

 The name and address of the incorporator is Gordon MacManus, 2321 Drake Place,
                                Casper, Wyoming.

DATED this 18th day of November, 1963.


-------------------------------------
Gordon MacManus

STATE OF WYOMING  )
                  )  ss
COUNTY OF NATRONA )

Gordon MacManus, of lawful age, being first duly sworn, says that he is the incorporator mentioned in the foregoing Articles of Incorporation, that he has read the same, knows the contents thereof and that the statements therein contained are true, as he verily believes.


--------------------------------------
Gordon MacManus


Subscribed and sworn to before me this 18 day of November, 1963.


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Notary Public

My commission expires:

May 28, 1966